                                LIMITED LIABILITY
                                COMPANY AGREEMENT
                                       OF
                             GENERAL PHOTONICS, LLC

     THE INTEREST REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE LAW. THE INTEREST HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (II) AN OPINION OF COUNSEL SATISFACTORY TO GENERAL PHOTONICS, LLC (THE "COMPANY") TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND SUCH LAWS.

     THE INTEREST REPRESENTED HEREBY IS SUBJECT TO THE TERMS OF THIS LIMITED LIABILITY COMPANY AGREEMENT, WHICH PROVIDES THAT, UNDER CERTAIN CONDITIONS, THE INTEREST REPRESENTED HEREBY SHALL OR MAY BE SOLD TO AND PURCHASED BY THE OTHER PARTY HERETO AT THE PRICE AND ON THE TERMS SET FORTH IN THIS LIMITED LIABILITY COMPANY AGREEMENT. ANY TRANSFER OR ACQUISITION IN VIOLATION OF THE AGREEMENT IS NULL AND VOID. THE TERMS OF THIS LIMITED LIABILITY COMPANY AGREEMENT ARE AUTOMATICALLY BINDING UPON ANY PERSON WHO ACQUIRES AN INTEREST IN THE COMPANY.



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                                TABLE OF CONTENTS

ARTICLE 1 NAME AND PURPOSES
      Section 1.1   Formation ................................................1
      Section 1.2   Name and Office ..........................................1
      Section 1.3   Purpose ..................................................1
      Section 1.4   Term .....................................................1
      Section 1.5   Agent and Tax Matters Member .............................1
      Section 1.6   Exhibits and Definitions .................................1

ARTICLE 2 CAPITAL CONTRIBUTIONS AND ADDITIONAL FUNDING .......................2
     Section 2.1    Classes of Members .......................................2
     Section 2.2    Capital Contributions ....................................2
     Section 2.3    Loans ....................................................2

ARTICLE 3 RIGHTS AND OBLIGATIONS OF MEMBERS ..................................3
     Section 3.1    Limitation of Liability ..................................3
     Section 3.2    List of Members ..........................................3
     Section 3.3    Company Books ............................................3
     Section 3.4    Prohibition on Right to Withdraw or Resign ...............3
     Section 3.5    Compliance with Operating Policies .......................3
     Section 3.6    No Right to Sue in Company's Name ........................3
     Section 3.7    Members Have No Exclusive Duty to the Company ............3
     Section 3.8    Arm's-Length Transactions with Members and Affiliates ....3
     Section 3.9    Transactions with Related Parties ........................4
     Section 3.10   Representations and Warranties of Members ................4

ARTICLE 4 MEMBERS MEETINGS AND RECORD DATES ..................................5
     Section 4.1    Annual Meeting ...........................................5
     Section 4.2    Special Meetings .........................................5
     Section 4.3    Place of Meeting .........................................6
     Section 4.4    Notice of Meetings .......................................6
     Section 4.5    Meeting of All Members ...................................6
     Section 4.6    Closing of Fixing of Record Date .........................6
     Section 4.7    Quorum .................................................. 6
     Section 4.8    Member Action ............................................6
     Section 4.9    Proxies ..................................................6

ARTICLE 5 MANAGERS ...........................................................7
     Section 5.1    General Powers ...........................................7
     Section 5.2    Classes and Number of Managers ...........................8
     Section 5.3    Removal ..................................................8
     Section 5.4    Regular Meetings .........................................9



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ARTICLE 5 (cont.)
     Section 5.5    Special Meetings .........................................9
     Section 5.6    Compliance with Operating Policies .......................9
     Section 5.7    Participation by Telephonic Means ........................9
     Section 5.8    Notice....................................................9
     Section 5.9    Quorum ...................................................9
     Section 5.10   Manner of Acting .........................................9
     Section 5.11   Informal Action..........................................11

ARTICLE 6 OFFICERS ..........................................................11
     Section 6.1    Number, Title and Compensation ..........................11
     Section 6.2    Election and Term of Office .............................11
     Section 6.3    Removal .................................................12
     Section 6.4    Authority. ..............................................12

ARTICLE 7 ALLOCATIONS .......................................................12
     Section 7.1    Capital Accounts ........................................12
     Section 7.2    Special Allocations .....................................12
     Section 7.3    Allocation of Profits and Losses ........................13
     Section 7.4    Minimum Gain Chargeback Provisions ......................13
     Section 7.5    Tax Allocations: Code Section 704(c) ....................14
     Section 7.6    Other Allocation Rules ..................................15

ARTICLE 8 DISTRIBUTIONS .....................................................15
     Section 8.1    Distributions to Members ................................15
     Section 8.2    Limits on Distributions to Members ......................15

ARTICLE 9 NON-COMPETITION ...................................................16
     Section 9.1    Non-Competition .........................................16

ARTICLE 10 TRANSFER OR ASSIGNMENT OF A MEMBER'S INTEREST ....................16
     Section 10.1   General Restrictions on Transfer or Assignment ..........16
     Section 10.2   No Pledge or Encumbrance ................................16
     Section 10.3   Permitted Transfers .....................................16
     Section 10.4   Initial Twelve Month Period .............................16
     Section 10.5   Purchase Options ........................................17
     Section 10.6   Change of Control .......................................18
     Section 10.7   Assignment of Interest to Third Parties .................19
     Section 10.8   Closing Under Article 10 ................................19
     Section 10.9   Post-Closing Support Agreements .........................20
     Section 10.10  Participant Becoming a Member ...........................20

ARTICLE 11 LIMITATION OF LIABILITY AND INDEMNIFICATION ......................20
     Section 11.1   Limitation of Liability .................................20
     Section 11.2   Indemnification .........................................21




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ARTICLE 12 WITHDRAWAL OF A MEMBER ...........................................21
     Section 12.1  Event of Withdrawal Defined ..............................21
     Section 12.2  Termination ..............................................22

ARTICLE 13 PROVISIONS APPLICABLE TO ALL ASSIGNMENTS AND
     TRANSFERS ..............................................................22
     Section 13.1  Section 6050K ............................................22

ARTICLE 14 TERMINATION OF THE COMPANY .......................................22
     Section 14.1  Events Causing Termination ...............................22
     Section 14.2  Procedure on Termination .................................23
     Section 14.3  Rights of Members ........................................24

ARTICLE 15 ARBITRATION OF DISPUTES ..........................................24
     Section 15.1  Arbitration ..............................................24
     Section 15.2  Remedies Under the Non-Competition Agreement .............25

ARTICLE 16 FISCAL MATTERS ...................................................25
     Section 16.1  Books and Records ........................................25
     Section 16.2  Tax Returns ..............................................26
     Section 16.3  Financial Statements .....................................26
     Section 16.4  Company Year .............................................27
     Section 16.5  Company Bank Accounts ....................................27
     Section 16.6  Accounting Decisions .....................................27
     Section 16.7  Federal Income Tax Elections .............................27

ARTICLE 17 GENERAL PROVISIONS ...............................................27
     Section 17.1  Notices ..................................................27
     Section 17.2  Integration ..............................................28
     Section 17.3  Applicable Law ...........................................28
     Section 17.4  Separability .............................................28
     Section 17.5  Binding Effect ...........................................28
     Section 17.6  Agreement for Further Execution ..........................28
     Section 17.7  Certificates .............................................28
     Section 17.8  Authority to Amend .......................................28
     Section 17.9  Gender ...................................................28
     Section 17.10 Counterparts .............................................28

EXHIBITS:
      Exhibit A - List of Members, Contributions,and Class and
                  Percentage Interest                                        30
      Exhibit B - Defined Terms .............................................31
      Exhibit C - Managers and Officers .....................................42
      Exhibit D - Certificate of Formation ..................................43




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                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             GENERAL PHOTONICS, LLC


      THIS LIMITED LIABILITY COMPANY AGREEMENT is made and entered into effective as of the 23rd day of December, 1996 by and between APPLIED PHOTONIC DEVICES, INC., a Delaware corporation (the original "Class A Member"), and GENERAL CABLE INDUSTRIES, INC., a Delaware corporation (the original "Class B Member").

                                    ARTICLE 1
                                NAME AND PURPOSES
                                -----------------

      SECTION 1.1 FORMATION. The Members have caused the Company to be formed as a Delaware limited liability company originally formed under the name Lindsay, LLC, and by each Member's Capital Contribution of one dollar ($1). The Members shall promptly cause the Company to amend the Certificate of Formation to change the legal name of the Company to General Photonics, LLC.

      SECTION 1.2 NAME AND OFFICE. The name of the Company shall be General Photonics, LLC. The principal office and place of business of the Company shall be located at 300 Lake Road, Dayville, Connecticut 06241, or such other place as the Managers may from time to time determine.

      SECTION 1.3 PURPOSE. The business and the purposes of the Company shall be: (i) to conduct the Business in the Territory as defined herein; and (ii) subject to the agreement of the parties, to engage in any lawful act or activity for which a limited liability company may be formed under the Act.

      SECTION 1.4 TERM. The duration of the Company shall be perpetual.

      SECTION 1.5 AGENT AND TAX MATTERS MEMBER. Corporation Service Company shall be the registered agent of the Company upon whom any process, notice or demand may be served, and 1013 Centre Road, Wilmington, Delaware 19805 shall be the initial registered office of the Company. The Class A Member shall be the original tax matters Member for the Company for purposes of Section 6231(a)(7) of the Code.

      SECTION 1.6 EXHIBITS AND DEFINITIONS. Attached to this Agreement are four exhibits: (1) Exhibit A, a list of the Members, their Capital Contributions, and percentage and Class of Interest owned; (2) Exhibit B, which defines certain terms used in this Agreement; (3) Exhibit C, a list of the original Managers and Officers of the Company; and (4) Exhibit D, a copy of the original Certificate of Formation and all amendments to such Certificate of Formation. Each of these exhibits is incorporated by reference into this Agreement.



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                                    ARTICLE 2
                  CAPITAL CONTRIBUTIONS AND ADDITIONAL FUNDING
                  --------------------------------------------

      SECTION 2.1 CLASSES OF MEMBERS. There shall be two classes of Members, (i) Class A Members, and (ii) Class B Members. The Class A Members shall have the exclusive right to elect the Class A Managers. The Class B Members shall have the exclusive right to elect the Class B Managers. Except for the rights with respect to the election of their respective classes of Managers and as otherwise provided in this Agreement, the Class A Members and the Class B Members shall have identical rights, on a percentage basis to vote on any matter presented to the Members, and to allocations and distributions.

      SECTION 2.2 CAPITAL CONTRIBUTIONS.

            (a) CAPITAL CONTRIBUTIONS. Each Member shall, upon the execution of this Agreement, make a Capital Contribution to the Company, of cash or property with an agreed upon value set forth opposite the Member's name on Exhibit A, and on the terms of the Contribution Agreement between such Member and the Company. There shall be issued to each Member an Interest in the Company of the class and of the percentage specified in Exhibit A.

            (b) ADDITIONAL CAPITAL CONTRIBUTIONS AND ADDITIONAL FUNDING.

                    (1) NO ADDITIONAL CAPITAL CONTRIBUTIONS REQUIRED. No Member shall be required to make an additional Capital Contribution.

                    (2) ADDITIONAL FUNDING. The Members intend to fund the Company's operations through the Members' original Capital Contributions and through funds generated as a result of the operations of the Company. In the event that additional funds in excess of such amounts are required by the Company, the Managers shall attempt to acquire the additional funds through the following methods and in the following order: (i) unsecured Company borrowings;
(ii) borrowings secured by Company Property; (iii) borrowings arranged for by the Members and secured by corporate guarantees of the Members: in proportion to the Percentage Interest held by each Member; and lastly, (iv) loans from the Members to the Company. Without the Member's consent and the Super-Majority Approval of the Managers, no Member shall be required to: (a) make a loan to the Company; (b) guarantee any Company borrowing; or (c) pledge such Member's assets to secure any Company borrowing. In the event that the additional funds cannot be acquired through loans, with the approval of the Members, the Members may make additional Capital Contributions on terms agreed upon by the Members and the Company.

      SECTION 2.3 LOANS. Any Member or an Affiliate of any Member may loan funds to the Company on arm-length terms as specified in Section 3.8 of this Agreement.



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                                    ARTICLE 3
                        RIGHTS AND OBLIGATIONS OF MEMBERS
                        ---------------------------------

      SECTION 3.1 LIMITATION OF LIABILITY. Except as otherwise required by law, a Member shall not be liable beyond the Member's Capital Contributions for any debts, losses, or any liability of the Company or of its employees or agents.

      SECTION 3.2 LIST OF MEMBERS. Upon written request of any Member, a Manager shall provide a list showing the names, addresses, and type of and Percentage Interest of all Members and Participants.

      SECTION 3.3 COMPANY BOOKS. Except as provided in any Operating Policy of the Company, each Member shall have the right, during ordinary business hours, to inspect and copy Company documents at the Member's expense.

      SECTION 3.4 PROHIBITION ON RIGHT TO WITHDRAW OR RESIGN.

            (a) No Member has the right or the power to withdraw or resign from the Company unless the withdrawal or resignation is approved by other Member(s). A Member may. assign its Interest in strict compliance with the terms of Article 10 of this Agreement.

            (b) No Member shall take any voluntary action which would be an Event of Withdrawal under items (b) through (f) of the definition of an Event of Withdrawal in Section 12.1, unless such Member provides written notice to the Company and the other Members at least sixty (60) days in advance of the effective date of such action.

      SECTION 3.5 COMPLIANCE WITH OPERATING POLICIES. The Managers will adopt and implement Operating Policies for the Company. The Members shall comply with all such Operating Policies, specifically including, but not limited to, any Operating Policy relating to the protection of confidential information or trade secrets of the Company or any Member.

      SECTION 3.6 NO RIGHT TO SUE IN COMPANY'S NAME. Except as provided in the Act, no Member, in the capacity as a Member, shall have the right to bring a suit in the name of the Company.

      SECTION 3.7 MEMBERS HAVE NO EXCLUSIVE DUTY TO THE COMPANY. Except as specified in Article 9 and the Non-Competition Agreement, any Member may have other business interests and may engage in other activities in addition to those relating to the Company, and neither the Company nor any Member shall have any right (by virtue of this Agreement) to share in such other investments or activities of the Member or to the income or proceeds derived therefrom.

      SECTION 3.8 ARM'S-LENGTH TRANSACTIONS WITH MEMBERS AND AFFILIATES. Except as otherwise provided in this Agreement or any Related Agreement, any transaction between the Company and any Member (or Affiliate of any Member) shall be on prices, terms, and



                                       -3-



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conditions (taken as a whole) no less favorable to the Company than those which could reasonably be obtained by the Company from a third Person in an arm's-length transaction.

      SECTION 3.9 TRANSACTIONS WITH RELATED PARTIES. Except as otherwise expressly provided in this Agreement or any Related Agreement: (i) no Member or any of its Affiliates shall have any obligation to deal with the Company, whether as buyer, seller, or otherwise; and (ii) the Company shall not have any obligation to deal with a Member or any of its Affiliates, whether as buyer, seller, or otherwise.

      SECTION 3.10 REPRESENTATIONS AND WARRANTIES OF MEMBERS.

            (a) The Class A Member hereby represents and warrants to the Class B Member and the Company as follows:

                  (i) Applied Photonic Devices, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Applied Photonic Devices, Inc. has the corporate power and authority to own, lease, and operate its assets, properties, and businesses and to enter into this Agreement and to carry, out its obligations hereunder. The execution, delivery, and performance of this Agreement by Applied Photonic Devices, Inc. have been duly authorized by all necessary corporate action on the part of Applied Photonic Devices, Inc., and, this Agreement is legally binding upon Applied Photonic Devices, Inc. in accordance with its terms, except that enforcement of this Agreement is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditor's rights generally and that the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding thereafter may be brought.

                  (ii) The execution, delivery, and performance by Applied Photonic Devices, Inc. of this Agreement and the transactions contemplated hereby will not: (i) violate the provisions of any order, judgment, or decree of any court or other governmental agency or any arbitrator applicable to Applied Photonic Devices, Inc. or the Certificate of Incorporation or Bylaws of Applied Photonic Devices, Inc.; (ii) result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any contract or agreement to which Applied Photonic Devices, Inc. is a party or by which it is bound; or (iii) violate any provision of law of the United States of America or any state thereof, the violation of which is likely to have a material adverse effect on the business, operations or condition (financial or otherwise) of Applied Photonic Devices, Inc. or the Company.

                  (iii) Neither Applied Photonic Devices, Inc. nor SpecTran owns stock or other evidence of ownership of any Person where a super-majority vote is required to control such other Person.

            (b) The Class B Member hereby represents and warrants to the Class A Member and the Company as follows:

                  (i) General Cable Industries, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. General Cable Industries, Inc. has the corporate power and authority to own, lease, and operate its assets, properties, and businesses and to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by General Cable Industries, Inc. have been duly authorized by all necessary corporate action on the part of General Cable Industries, Inc., and, this Agreement is legally binding upon General Cable Industries, Inc. in accordance with its terms, except that enforcement of this Agreement is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditor's rights generally and that the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding thereafter may be brought.

                  (ii) The execution, delivery, and performance by General Cable Industries, Inc. of this Agreement and the transactions contemplated hereby will not: (i) violate the provisions of any order, judgment, or decree of any court or other governmental agency or any arbitrator applicable to General Cable Industries, Inc. or the Certificate of Incorporation or Bylaws of General Cable Industries, Inc.; (ii) result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any contract or agreement to which General Cable Industries, Inc. is a party or by which it is bound: or (iii) violate any provision of law of the United States of America or any state thereof, the violation of which is likely to have a material adverse effect on the business, operations or condition (financial or otherwise) of General Cable Industries, Inc. or the Company.

                  (iii) Neither General Cable Industries, Inc. nor General Cable Corporation nor any of their Affiliates owns stock or other evidence of ownership of any Person where a super-majority vote is required to control such other Person.


                                   ARTICLE 4
                        MEMBERS MEETINGS AND RECORD DATES
                        ---------------------------------

      SECTION 4.1. ANNUAL MEETING. The annual meeting of the Members shall be held in the fourth month following the close of the Company's fiscal year, or on such other date as the Managers may from time to time determine. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next business day. If the election of Managers shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Managers shall cause the election to be held at a special meeting of the Members to be held as soon thereafter as may be convenient.

      SECTION 4.2. SPECIAL MEETINGS. Special meetings of the Members may be called by any Member.



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



      SECTION 4.3. PLACE OF MEETING. The Managers may designate any place within or without the State of Delaware as the place of meeting for any annual meeting or for any special meeting. If no designation is made, the place of meeting shall be at the location of the principal office of the Company, except as otherwise provided in Section 4.5.

      SECTION 4.4. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, in the manner specified in Section 17.1, by or at the direction of the Managers to each Member of record entitled to vote at such meeting. Such notice shall be deemed to be delivered at the time specified in Section 17.1.

      SECTION 4.5. MEETING OF ALL MEMBERS. If all of the Members entitled to vote at a meeting shall meet at any time and place, either within or without the State of Delaware, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any Company action may be taken.

      SECTION 4.6. CLOSING OF FIXING OF RECORD DATE. If the record books are not closed or no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the first date on which notice of the meeting is mailed shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided herein, such determination shall apply to any adjournment thereof.

     SECTION 4.7. QUORUM. Members representing fifty-one percent (51%) of the total of the Percentage Interests of the Company, represented in person or by proxy, shall constitute a quorum at any meeting of Members.

      SECTION 4.8. MEMBER ACTION.

            (a) ELECTION OF MANAGERS. The Class A Members shall have the exclusive right to elect the Class A Managers, and the Class B Members shall have the exclusive right to elect the Class B Managers. Such elections may be held at a meeting of the Members, or by written consent of the Member of any class, provided however, that an election by written consent shall not be deemed complete until the Company and the Managers are given written notice of such election.

            (b) OTHER MATTERS REQUIRING A VOTE OF THE MEMBERS. Except as specified in Section 4.8(a) above, the Members may act by affirmative vote, in person or by proxy, of Members holding fifty-one percent (51%) of all Percentage Interests of the Company.

     SECTION 4.9. PROXIES. At all meetings of Members, A Member may vote by proxy executed in writing by the Member or by the Member's duly authorized attorney-in-fact. Such



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



proxy shall be filed with the Company before or at the time of the meeting. The revocation of a proxy is not effective until the Company has received written notice of the revocation.



                                    ARTICLE 5
                                    MANAGERS
                                    ---------

      SECTION 5.1. GENERAL POWERS. The business and affairs of the Company shall be managed by the Managers, subject to the limitations imposed by the Act, the Certificate of Formation or this Agreement. Except for situations in which the approval of the Members is expressly required by this Agreement or by non-waivable provisions of applicable law, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. Each Manager shall have unrestricted access to all books and records of the Company and the right to copy the same; provided, however, that each Manager shall keep all information so obtained confidential in compliance with the terms of this Agreement and all Operating Policies. Without limiting the authority granted by this Section 5.1, the Managers shall have power and authority, subject to the parameters set forth in the Business Plan and the approval requirements of Section 5.10(b), on behalf of the Company:

            (a) to enter into any and all other agreements on behalf of the Company with any other Person, in such forms as the Managers may approve;

            (b) to acquire property from any Person;

            (c) to borrow money for the Company from banks or other lending institutions on such terms as the Managers deem appropriate, and in connection with such borrowing, to hypothecate, encumber and grant security interests in Company Property to secure repayment of the borrowed sums;

            (d) to purchase liability and other insurance to protect Company Property and the Company's operations;

            (e) to hold and own any Company Property in the name of the Company;

            (f) to invest any Company funds (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper, stocks, bonds or other investments;

            (g) to sell and lease Company Property;



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



            (h) to execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of property; assignments; bills of sale; leases; and any other instruments or documents necessary, in the opinion of the Managers, to the business of the Company;

            (i) to employ accountants, legal counsel, investment advisors, managing agents or other experts to perform services for the Company and to compensate them from Company funds;

            (j) adopt Operating Policies of the Company; and

            (k) to do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

Unless authorized to do so by this Agreement or by the Managers of the Company, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Managers to act as an agent of the Company in accordance with the previous sentence.

     SECTION 5.2. CLASSES AND NUMBER OF MANAGERS. The Managers shall be divided into two classes: (i) Class A Managers; and (ii) Class B Managers.

            (a) CLASS A MANAGERS. The Class A Managers shall be elected by the Class A Members, including the election of a Manager to fill a vacancy (for any reason) in the Class A Managers. There shall be four (4) Class A Managers.

            (b) CLASS B MANAGERS. The Class B Managers shall be elected by the Class B Members, including the election of a Manager to fill a vacancy (for any reason) in the Class B Managers. There shall be three (3) Class B Managers.

            (c) COMPENSATION OF MANAGERS. Unless otherwise agreed by the Members, Managers who are not officers of the Company will not be compensated by the Company, and will receive their compensation (if any) solely from the Member appointing such Manager. Managers who are officers will be compensated by the Company in compliance with Section 6.1.

     SECTION 5.3. REMOVAL. Any Manager may be removed from office only by the Members of the same Class as the Manager that is being removed. No Member shall have any right to remove a Manager of another Class (a class other than the class of Members that elected such Manager).

      SECTION 5.4. REGULAR MEETINGS. A regular meeting of the Managers shall be held without other notice than this provision, immediately after, and at the same place as, the annual meeting of Members. The Managers shall meet no less than two (2) times during each fiscal year of the Company. The Managers may provide, by resolution, the time and place, whether within or without the State of Delaware, for the holding of these two regular meetings or additional regularly scheduled meetings without notice other than notice by such resolution.

     SECTION 5.5. SPECIAL MEETINGS. Special meetings of the Managers may be called by or at the request of any Manager. The special meetings of the Managers shall be held at the principal office of the Company, unless all Managers consent to another location.

     SECTION 5.6 COMPLIANCE WITH OPERATING POLICIES. The Managers will adopt and implement Operating Policies for the Company. The Managers shall comply with all such Operating Policies, specifically including, but not limited to, any Operating Policy relating to the protection of confidential information or trade secrets of the Company or any Member.

     SECTION 5.7. PARTICIPATION BY TELEPHONIC MEANS. Any Manager may participate in a meeting of the Managers by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear and speak to each other at the same time or in sequence, and participation in a meeting pursuant to this provision shall constitute presence at the meeting.

     SECTION 5.8. NOTICE. Notice of any special meeting of the Managers shall be given at least ten (10) days prior thereto in the manner specified in Section
17.1. Such notice shall be deemed to be delivered at the time specified in
Section 17.1. Any Manager may waive notice of any meeting. The attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Managers need be specified in the notice or waiver of notice of such meeting. The purpose of any special meeting of the Managers must be specified in the notice or waiver of notice of such special meeting.

     SECTION 5.9. QUORUM. A quorum for the transaction of business at any meeting of the Managers, shall consist of a not less than five (5) Managers. If a quorum is not present at said meeting, a majority of the Managers present may adjourn the meeting from time to time without further notice.

     SECTION 5.10. MANNER OF ACTING.

            (a) Except as provided by Section 5.10(b) below or by the Act, the affirmative vote of a majority of the Managers present at a meeting at which a quorum is present shall be required for any act of the Managers.

            (b) Notwithstanding Section 5.10(a) above, Super-Majority Approval of the Managers shall be required for:

                  (1) the approval of the Initial Business Plan and any subsequent Business Plan, or any change to the parameters contained in any Business Plan including the authority granted in Section 6.4;

                  (2) any change in the Distribution Policy;

                  (3) extension of any one or series of loans to any third Person, or the guarantee of payment or performance of any third Person, other than in the ordinary course of the Company's business;

                  (4) surrendering or abandoning any property, tangible or intangible, or any rights thereunder having a value in excess of fifty thousand dollars ($50,000) other than in the ordinary course of the Company's business;

                  (5) the borrowing of money or issuance of debt not reflected in the Business Plan, or the creation of any liens or encumbrances on any asset of the Company in excess of fifty thousand dollars ($50,000), other than purchase-money liens in connection with the Company's ordinary course of business or liens arising by operation of law;

                  (6) the institution, termination, or settlement of any litigation with any third Person where the amount in controversy exceeds fifty thousand dollars ($50,000), or the retention of counsel in connection therewith;

                  (7) any amendment to the Certificate of Formation or this Agreement;

                  (8) the issuance of any additional Interest in the Company;

                  (9) any transaction involving: (i) a sale or lease of a material amount of the Company's assets; (ii) a material purchase of another business or other material acquisition; (iii) an appointment or termination of a sales organization or agents (other than the Company or General Cable Industries, Inc. and its agents) for selling the Company's Products; (iv) a voluntary termination of, or a material amendment to, any Related Agreement;
(v) a material change in the scope or conduct of the Business of the Company from that as of the date of this Agreement; (vi) a decision to permit the sales force of the Company to compete with the sales force of the Class B Member;
(vii) a material change in an employee pension, retirement or welfare plan of the Company; or (viii) entering into or the termination of any material agreement between the Company and any Member or an Affiliate of a Member, other than a Related Agreement (it being understood that the Company may not voluntarily terminate any of the Related Agreements without Super-Majority Approval);

                  (10) any material change in the tax or accounting policies of the Company or the adoption of new tax or accounting policies;

                  (11) the approval of any transaction where the Company is party to a written agreement by which the Company agreed that it would not take certain specified action without Super-Majority Approval;

                  (12) the approval of any action taken by the Managers under
Section 14.2(b);

                  (13) the approval of Company guidelines (including the amendment or termination thereof) for the Company's export of optical fiber cables for open architecture networking applications (i) intra-building and (ii) inter-building in a customer campus setting outside the Territory; or

                  (14) the approval of any change in the management incentive plan or plans of the Company or the adoption of any new plan.

      SECTION 5.11. INFORMAL ACTION. Any action required or permitted to be taken at a meeting of the Managers, or any action which may be taken at a meeting of the Managers, may be taken without a meeting if a consent, in writing, setting forth the action so taken shall be signed by all of the Managers, and included in the minutes or filed with the Company records. Such consent shall have the same effect as a unanimous vote.



                                    ARTICLE 6
                                    OFFICERS
                                    ---------

      SECTION 6.1. NUMBER, TITLE AND COMPENSATION. The officers of the Company shall consist of: (i) a President and Chief Executive Officer; (ii) a Chief Financial Officer; and (iii) such other officers and assistant officers as the Managers may from time to time determine. The officers shall conduct the Company's day to day affairs and such other matters as determined by the Managers. The Managers may establish the amount of compensation for the officers of the Company.

      SECTION 6.2. ELECTION AND TERM OF OFFICE.

            (a) The President and Chief Executive Officer of the Company shall be one the Class A Managers of the Company and shall be elected by the Class A Members in the same manner as the election of the Class A Managers, subject to the approval of the Managers. The initial President and Chief Executive Officer shall be Crawford L. Cutts. The Class A Members shall not remove or replace the President and Chief Executive Officer without the consent of the Class B Members, which shall not unreasonably withhold or delay such consent.

            (b) The Chief Financial Officer of the Company shall be one of the Class B Managers of the Company and shall be elected by the Class B Members in the same manner as the election of the Class B Managers, subject to the approval of the Managers. The initial Chief Financial Officer shall be John M. LaVitola. The Class B Members shall not remove or replace the Chief Financial Officer without the consent of the Class A Members, which shall not unreasonably withhold or delay such consent.

            (c) Except as specified in Sections 6.2(a) and 6.2(b) above, the officers of the Company shall be elected at such frequency as determined by the Managers, and each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed from office in the manner hereinafter provided.

      SECTION 6.3. REMOVAL. Any officer elected by the Managers under Section 6.2(c) may be removed by the Managers at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Election or appointment of an officer or agent shall not of itself create contractual rights.

      SECTION 6.4. AUTHORITY. Unless the Managers specify otherwise, the officers of the Company shall have the authority to take actions under the Business Plan with respect to matters therein having numerical quantitative performance or spending targets or objectives that are ten percent (10%) above or below the specified targets. When a change beyond those parameters is proposed or when a matter is not described in the Business Plan, the matter shall require Super-Majority Approval of the Managers then in office.


                                   ARTICLE 7
                                  ALLOCATIONS
                                  -----------

      SECTION 7.1 CAPITAL ACCOUNTS. The Members agree that each Member has contributed assets to the Company of equal value and have equal Capital Accounts on the date of this Agreement. No Member will make additional Capital Contributions without the consent of the other Member. Except as otherwise provided, the Members intend to have Profits and Losses allocated equally to each Member.

      SECTION 7.2 SPECIAL ALLOCATIONS. In the event any Member has a deficit Capital Account in excess of the amount of the deficit the Member has agreed to restore at the end of any Company fiscal year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess deficit as quickly as possible, provided that an allocation pursuant to this Section 7.2(a) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 7 have been tentatively made as if this
Section 7.2(a) were not in this Agreement.

      SECTION 7.3 ALLOCATION OF PROFITS AND LOSSES.

            (a) PROFITS. After giving effect to the special allocations set forth in Section 7.2 hereof, Profits for any fiscal period shall be allocated as follows:

                  (1) First, to the Members in proportion to the Losses allocated to them by Section 7.3(b)(3) until the aggregate Profits allocated to the Members pursuant to this Section 7.3(a)(1) for such fiscal year and all previous fiscal years is equal to the aggregate Losses allocated to the Members pursuant to Section 7.3(b)(3) for all previous fiscal years.

                  (2) Second, to the Members in proportion to the Losses allocated to them by Section 7.3(b)(2) until the aggregate Profits allocated to the Members pursuant to this Section 7.3(a)(2) for such fiscal year and all previous fiscal years is equal to the aggregate Losses allocated to the Members pursuant to Section 7.3(b)(2) for all previous fiscal years.

                  (3) Third, to the Members in proportion to the Losses allocated to them by Section 7.3(b)(1) until the aggregate Profits allocated to the Members pursuant to this Section 7.3(a)(3) for such fiscal year and all previous fiscal years is equal to the aggregate Losses allocated to the Members pursuant to Section 7.3(b)(1) for all previous fiscal years.

                  (4) The balance, if any, shall be allocated among the Members based upon their Percentage Interest.

            (b) LOSSES. After giving effect to the special allocations set forth in Sections 7.2 hereof, Losses for any fiscal period shall be allocated as follows:

                  (1) First, among the Members based upon their Percentage Interest, except that losses shall not be allocated pursuant to this Section 7.3(b)(1) to the extent such allocation would cause any Member to have an Adjusted Capital Account Deficit at the end of such fiscal year.

                  (2) Second, any Loss that cannot be allocated to any Member because it would create an Adjusted Capital Account Deficit shall be allocated to other Members for whom the allocation would not create an Adjusted Capital Account Deficit based upon their Percentage Interest.

                  (3) Notwithstanding Sections 7.3(b)(1) and 7.3(b)(2), if both Members have an Adjusted Capital Account Deficit, Losses will be allocated in accordance with their respective Percentage Interest.

     SECTION 7.4 MINIMUM GAIN CHARGEBACK PROVISIONS. Notwithstanding any other provision of this Agreement, the following allocations shall be made prior to any other allocation under this Agreement.

            (a) If there is a net decrease in Company Minimum Gain during any fiscal year so that an allocation is required by Regulations Section 1.704-2(f)(1), items of income and gain shall be allocated to Members in the manner and to the extent required by such provision of the Regulations (provided, however, that any reference to a partner in the Regulations shall be deemed to refer to a Member). This provision is intended to be a minimum gain chargeback within the meaning of Regulations Section 1.704-2(f) and shall be interpreted and applied consistently therewith.

            (b) If there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Loan during any fiscal year so that an allocation is required by Regulations Section 1.704-2(i)(4), items of income and gain shall be allocated in the manner and to the extent required by such provision of the Regulations (provided, however, that any reference to a partner in the Regulations shall be deemed to refer to a Member).

            (c) Any Member Nonrecourse Deduction, as defined in Regulations
Section 1.704-2(i)(2) (substituting the word Member for any references therein to a partner) shall be allocated to the Member who bears the economic risk of loss with respect to the loan giving rise to such deduction within the meaning of Regulations Section 1.752-2(a).

            (d) For purposes of calculating the Members' shares of "excess nonrecourse liabilities" of the Company (within the meaning of Regulations
Section 1.752-3(a)(3)), the Members intend that they be considered as sharing the profits of the Company in proportion to their respective Percentage Interests.

     SECTION 7.5 TAX ALLOCATIONS: CODE SECTION 704(c). In accordance with Code
Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its initial Gross Asset Value.

      In the event the Gross Asset Value of any Company asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value, as adjusted, in the same manner as under Code Section 704(c) and the Regulations thereunder, including Regulations Section 1.704-1(b)(4)(i).

      Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.5 are solely for purposes of Federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account, share of Profits, Losses, and other items, or distributions pursuant to any provision of this Agreement.

     SECTION 7.6 OTHER ALLOCATION RULES.

            (a) In the event additional Members are admitted to the Company on different dates during any fiscal year, or their interests in the Company otherwise vary during the year, the Profits or Losses shall be allocated to the 1Members in accordance with Section 706 of the Code, using any convention permitted by law and selected by the Managers by majority vote.

            (b) For purposes of determining the Profits, Losses or any other items allocable to any period for which this Section 7.6 is applicable, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managers using any permissible method under
Section 706 of the Code and the Regulations thereunder.

            (c) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses for the year.


                                    ARTICLE 8
                                  DISTRIBUTIONS
                                  -------------

     SECTION 8.1 DISTRIBUTIONS TO MEMBERS.

            (a) Under the terms of the Company's original Distribution Policy, the Company shall distribute all of its Excess Cash. The Company's Distribution Policy may be amended or revised from time to time in compliance with this Agreement. Distributions to Members shall be made in accordance with the Distribution Policy and be based upon their respective Percentage Interest as of the record date for a distribution

            (b) Distributions for other purposes will be made not later than ninety (90) days after the end of each fiscal year, in amounts specified in the then current Distribution Policy, provided that the amount of the distributions do not exceed the amount of the Excess Cash.

     SECTION 8.2 LIMITS ON DISTRIBUTIONS TO MEMBERS.

            (a) The Company may make distributions in kind (other than in cash) to any Member only with the consent of the distributee and the other Member(s).

            (b) The Company shall not make any distribution to Members, if after giving effect to the distribution, the Company's liabilities would exceed the fair value of the Company's assets. For such purposes, the Company's liabilities to Members on account of their Interests in the Company shall be disregarded (i.e., not counted as liabilities of the Company).

                                    ARTICLE 9
                                 NON-COMPETITION
                                 ---------------

     SECTION 9.1 NON-COMPETITION. Each Member agrees (i) that the Company has been organized to be the exclusive means of conducting the Business in the Territory; (ii) to commit support to the Company's Business for the duration of this Agreement; and (iii) that it would not have been willing to enter into this Agreement if the other Member and its Affiliates did not agree to, and agree to cause its Affiliates to comply with, the terms of the Non-Competition Agreement, one of the Related Agreements as defined herein. Each Member shall comply and will cause its Affiliates to comply with the terms of the Non-Competition Agreement, and will not permit any of its Affiliates to, engage, alone or in association with any other Person, in the Business in the Territory, in violation of the Non-Competition Agreement.


                                   ARTICLE 10
                  TRANSFER OR ASSIGNMENT OF A MEMBER'S INTEREST
                  ---------------------------------------------

     SECTION 10.1 GENERAL RESTRICTIONS ON TRANSFER OR ASSIGNMENT. During the term of this Agreement, no party may transfer or assign, voluntarily or involuntarily, any right in any Interest in the Company, except as expressly provided herein. Any purported transfer or assignment of any Interest in the Company that does not strictly comply with the requirements of this Agreement is null and void.

     SECTION 10.2 NO PLEDGE OR ENCUMBRANCE. No Member may pledge, mortgage, or otherwise encumber any Interest in the Company as security for the payment of any sum or the performance of any obligation of any person or party without the prior written consent of the other Member.

     SECTION 10.3 PERMITTED TRANSFERS. After a Member receives notice that the other Member plans to take any voluntary action which would be an Event of Withdrawal under items (b) through (f) of the definition of an Event of Withdrawal in Section 12.1, the Member receiving the notice shall have the right to freely assign and transfer all of its incidents of ownership of a five percent (5 %) Interest in the Company, without the prior written consent of the other Member.

     SECTION 10.4 INITIAL TWELVE MONTH PERIOD.

            (a) The Class A Member shall not unilaterally exercise any right to terminate or dissolve the Company during the twelve (12) months following the effective date of the first Limited Liability Company Agreement of the Company unless the Class B Member or General Cable Corporation is in Bankruptcy or creates an Irreconcilable Difference under item (ii) of the definition of an Irreconcilable Difference (i.e., insolvency or Material Breach), and then, only if the Class A Member, SpecTran and their respective Affiliates are not in Material Breach.

            (b) The Class B Member shall not unilaterally exercise any right to terminate or dissolve the Company during the twelve (12) months following the effective date of the first Limited Liability Company Agreement of the Company unless (A) the Class A Member, SpecTran or a relevant Affiliate is in Bankruptcy, or (B) the Class A Member, SpecTran or a relevant Affiliate creates an Irreconcilable Difference under item (i) of the definition of an Irreconcilable Difference (i.e., insolvency or Material Breach), and then, only if the Class B Member, General Cable Corporation, and their respective Affiliates are not in Material Breach.

     SECTION 10.5 PURCHASE OPTIONS.

            (a) In the event of: (A) the insolvency of the Class B Member, General Cable Corporation, or any relevant Affiliate, or a Material Breach by the Class B Member, General Cable Corporation, or any relevant Affiliate, (B) the occurrence of any Irreconcilable Difference, other than an Irreconcilable Difference under item (i) of the definition of an Irreconcilable Difference (i.e., insolvency or Material Breach of the Class A Member or SpecTran), after one year from the date hereof, or (C) the occurrence of an Event of Withdrawal of the Class B Member other than with the consent of the Class A Member; the Class A Member shall have the option, which must be exercised by the delivery to the Class B Member of written notice of its intent to exercise its option, and by the exercise of such option within sixty (60) days after the occurrence of such Irreconcilable Difference (the "Option Period"), to be assigned all and not less than all of the Interest of the Class B Member at the Option Price. The Option Period will automatically be extended for the period necessary to establish the Option Price.

            (b) In the event of: (A) the Bankruptcy or insolvency of the Class A Member, SpecTran, or any relevant Affiliate, (B) a Material Breach by the Class A Member, SpecTran or any relevant Affiliate, or (C) the Class A Member's failure to exercise, within the Option Period, its option to acquire an assignment of the Interest of the Class B Member pursuant to Section 10.5(a); the Class B Member shall have the option to acquire an assignment of all and not less than all of the Interest of the Class A Member at the Option Price. Such option must be exercised by the delivery to the Class A Member of written notice of its intent to exercise its option, and by the exercise of such option within thirty (30) days after the Class B Member is notified of its option under this
Section 10.5(b) or the expiration of the Option Period.

            (c) The term "Option Price" on a given date shall mean the "Fair Value" of the Company multiplied by the Percentage Interest at issue in the transaction. For this purpose, the Fair Value of the Company shall be the fair market value of the Company as a going concern on the day before the Irreconcilable Difference arose, determined by one or more "Appraisers" as specified below. For purposes of this definition, "Appraiser" shall mean an investment banking firm, accounting firm, or other firm which is qualified to determine the value of a business like the Company, and which is unrelated to the Company and its Members. The purchasing Member and the assigning Member shall each promptly hire an Appraiser to determine the Fair Value of the Company as a going concern on the day before the occurrence of the Irreconcilable Difference. The Members will then exchange these appraisal reports. If the Fair Value of the Company in the two reports does not differ by more than five percent, the Fair Value of the Company shall be the average of the values of the Company specified in such reports. If the Fair Value of the Company in the reports differs by more than five percent (5%), the Members shall jointly select a third Appraiser (familiar with the industry, but with no connection or business relationship with either of the Members or their Affiliates) who will review the valuation reports, decide which report more accurately reflects the Fair Value of the Company, and notify the Company and the Members of such determination promptly and, in any event, within thirty (30) days of his appointment, and the value established by such report shall be the Fair Value of the Company.

     SECTION 10.6 CHANGE OF CONTROL. In the event of: (i) a Change of Control of SpecTran, or (ii) a Change of Control of General Cable Corporation; the parties agree to the following procedure for the assignment of an Interest of the Company.

            (a) Effective upon a Change of Control of SpecTran, the Class A Member shall cause the Person(s) that will own or control the Class A Member as a result of the transactions that result in such Change of Control (the "Acquirer") to agree, in writing for the benefit of the Class B Member, to comply or cause the Acquirer and the Class A Member to comply with the bid process set forth in Section 10.6(b) as required at the election of the Class B Member by notice given within forty-five (45) days after the Change of Control.

            (b) After a Change of Control of SpecTran, the Class B Member may require the Acquirer to follow the bid process in this Section 10.6(b) by providing notice to the Class A Member that the Class B Member will elect to require the Acquirer to follow the bid process in this Section 10.6(b). Within fifteen (15) days after the Class A Member's receipt of such notice, the Acquirer first shall irrevocably offer in writing to acquire an assignment of all and not less than all of the Interest of the other Member at a price and on terms determined by the Acquirer. Thereafter, by delivery of written notice within ten (10) days after its receipt of such initial offer, the other Member shall either: (i) accept such offer; or (ii) offer to acquire by assignment all and not less than all of the Interest of the Acquired Member at a price which is greater than the previous offer under this Section 10.6(b) by the greater of
(A) one million dollars ($1,000,000), or (B) five percent (5%) of the amount of the previous offer. If the other Member shall have offered to acquire by assignment all and not less than all of the Interest of the Acquired Member, the Acquirer shall, within ten (10) days of its receipt of such offer, either: (I) accept such offer; or (II) offer to acquire by assignment all and not less than all of the Interest of the other Member at a price which is greater than the previous offer under this Section 10.6(b) by the greater of (A) one million dollars ($1,000,000), or (B) five percent (5%) of the amount of the previous offer. The parties shall continue such process until the highest bid for an Interest of a Member is made.

            (c) In the event of a Change of Control of General Cable Corporation, the Class A Member shall have no right to purchase the Class B Member's interest as a result thereof, but shall retain its rights under Section 10.5(a) to acquire an assignment of all and not less than all of the Interest of the Class B Member at the Option Price in the circumstances specified in Section 10.5(a).

     SECTION 10.7 ASSIGNMENT OF INTERESTS TO THIRD PARTIES.

            (a) Except as otherwise specifically provided in this Agreement, the assignment by any Member of any of its Interest in the Company to any third Person shall require the prior written consent of the other Member to the terms, conditions and provisions of such assignment, which consent may be withheld in the sole discretion of such other Member.

            (b) If any third Person which was not originally a Member shall be permitted to acquire any Interest (including an assignment) in the Company from a Member, the Interest in the hands of such third Person shall be subject to the same rights of purchase or sale as hereinabove set forth as if such Interest was still owned by the original Member. The foregoing sentence shall apply to each subsequent assignee or transferee of such third Person, and any required sale under this Article 10 shall be enforceable against each successor, assignee or transferee who acquires any Interest in the Company owned by the original Member.

     SECTION 10.8 CLOSING UNDER ARTICLE 10.

            (a) Any closing pursuant to this Article 10 shall take place at the offices of the Company. A closing shall take place within ten (10) days of: (i) the exercise of the purchase right under Section 10.5(a) or 10.5(b) and determination of the Option Price as specified in the definition of that term; or (ii) the acceptance of the price and terms of the purchase under Section 10.6(b) hereof. In cases where the price is the Option Price, the closing may be delayed until the Option Price is established.

            (b) Except as specified below in this Section 10.8(b), at the closing, the assignee or transferee shall pay the full amount of the purchase price by official bank check, wire transfer in immediately available funds or other agreed method. In all cases the assigning or transferring Member shall execute such documents of transfer reasonably requested by the purchaser or assignee. Payment in full at closing shall not be required for:

                  (1) a purchase under Section 10.5(a) when the Class B Member has caused the Irreconcilable Difference or the Event of Withdrawal, in which case, the Class A Member may pay the purchase price by payment at closing of no less than twenty percent (20%) of the price at closing, with the balance financed by the Class B Member and paid over a period not greater than three (3) years from the date of purchase in three (3) equal annual installments of thirty-three and one-third percent (33-1/3%) each, with the first installment due one year after closing, with interest payable on the dates principal payments are due at a rate equal to the Borrowing Rate on the unpaid principal balance, with the Class A Member having an option to prepay at any time, and with the assets of the Company and the Interest being assigned being pledged as security for payment of the Option Price, accrued interest and costs of collection under a security agreement acceptable to the seller; or

                  (2) a purchase under Section 10.5(a) when the cause of the Irreconcilable Difference or the Event of Withdrawal cannot be attributed to either Member, in which case, the Class A Member may pay the purchase price by payment at closing of not less than twenty percent (20%) of the price at closing with the balance financed by the Class B Member and paid over period not greater than one year with an option to prepay, with interest at a rate equal to the Borrowing Rate on the unpaid principal balance, and with the assets of the Company and the Interest being assigned being pledged as security for payment of the Option Price, accrued interest and costs of collection under security agreement acceptable to the seller.

          (c) The "Borrowing Rate" shall be an annual interest rate equal to three percent (3%) in excess of the highest then outstanding borrowing rate of SpecTran.

     SECTION 10.9 POST-CLOSING SUPPORT AGREEMENTS. From and after the acquisition of an assignment of any Interest in the Company pursuant to this
Article 10, the parties will agree to adhere to support agreements set forth in the Fiber Supply Agreement and the Product Purchase Agreement during the eighteen month period following such assignment.

     SECTION 10.10 PARTICIPANT BECOMING A MEMBER. A Participant who becomes the owner or assignee of any Interest in the Company may not exercise any management rights of a Member unless the Participant becomes a Member upon compliance with the following conditions:

            (a) The remaining Members holding a majority of the outstanding Percentage Interest, in their sole discretion, consent in writing to the admission of the Participant as a Member.

            (b) The Participant executes such instruments as the Managers may deem necessary or desirable to effect such admission, and the Participant agrees to pay all reasonable expenses in connection with such admission.


                                   ARTICLE 11
                   LlMITATION OF LIABILITY AND INDEMNIFICATION
                   -------------------------------------------

     SECTION 11.1 LIMITATION OF LIABILITY. No Manager or officer of the Company shall have any liability to the Company or the Members for any losses sustained or liabilities incurred as a result of any act or omission of such Manager or officer if (i) the Manager or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the interests of the Company and (ii) the conduct of the Manager or officer did not constitute actual fraud, gross negligence, or willful misconduct.

     SECTION 11.2 INDEMNIFICATION.

            (a) The Company shall indemnify and hold harmless the Managers and officers of the Company (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative, or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Company, regardless of whether an Indemnitee continues to be a Manager or officer at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it or he or she reasonably believed to be in, or not opposed to, the interests of the Company, and, with respect to any criminal proceeding had no reason to believe his or her conduct was unlawful and (ii) the Indemnitee's conduct did not constitute actual fraud, gross negligence or willful misconduct.

            (b) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit, or proceeding subject to this Section 11.2, at the Company's election, may be advanced by the Company prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified as authorized in this Section 11.2. The indemnification provided by this Section 11.2 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, consent of the Members, as a matter of law or equity, or otherwise, shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee. Subject to the foregoing sentence, the provisions of this Section 11.2 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other persons.

            (c) The Company may maintain insurance, at its expense, to protect itself and any Manager, officer, employee or agent of the Company or another enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the Act.

                                   ARTICLE 12
                             WITHDRAWAL OF A MEMBER
                             -----------------------

     SECTION 12.1 EVENT OF WITHDRAWAL DEFINED. For purposes of this Agreement, the term "Event of Withdrawal" shall mean any of the following events:

            (a) A Member ceases to be a Member of the Company because the Member has withdrawn from the Company and resigned as a Member with the approval of the other Members as required under Section 3.4;

            (b) the Class A Member or SpecTran or any of its Affiliates that is a party to a Related Agreement is in Bankruptcy, or the Class B Member or General Cable Corporation or any of its Affiliates that is a party to a Related Agreement is in Bankruptcy;

            (c) In the case of a Member or any of its Affiliates that is a party to a Related Agreement that is a partnership, the dissolution and commencement of winding up of the partnership;

            (d) In the case of a Member or any of its Affiliates that is a party to a Related Agreement that is a trustee or is acting as a Member by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

            (e) In the case of a Member or any of its Affiliates that is a party to a Related Agreement that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; or

            (f) In the case of a Member or any of its Affiliates that is a party to a Related Agreement that is a separate limited liability company, the dissolution and commencement of winding up for the separate limited liability company.

     SECTION 12.2 TERMINATION. Upon the occurrence of an Event of Withdrawal of a Member, the Company shall be dissolved, wound up and terminated, unless, within ninety (90) days after the Event of Withdrawal, the other Members representing a majority of the Percentage Interest consent in writing to the continuance of the Company.



                                   ARTICLE 13
                          PROVISIONS APPLICABLE TO ALL
                            ASSIGNMENTS AND TRANSFERS
                            -------------------------

     SECTION 13.1 SECTION 6050K. Upon the transfer of any Company Interest governed by Section 6050K of the Code, the transferor or assignor must provide to the Company the information set forth in Section 6050K of the Code, and the Company shall furnish the required information to the Internal Revenue Service, the transferor and the transferee as required by such section.



                                   ARTICLE 14
                           TERMINATION OF THE COMPANY
                           --------------------------

     SECTION 14.1 EVENTS CAUSING TERMINATION. The Company shall dissolve, wind up and terminate upon the first to occur of the following:

          (a) the occurrence of an Event of Withdrawal, unless the business of the Company is continued as provided in Article 12;

          (b) upon the unanimous written consent of the Members;

          (c) the insolvency of the Company;

          (d) the number of Members is less than two (2), unless a single remaining Member elects to continue the existence of the Company as provided in
Section 12.2;

          (e) the Company's failure to obtain financing (after the Members' good faith efforts to obtain such financing) for the benefit of the Company to meet working capital needs of the Business as set forth in the Business Plan for any fiscal year;

          (f) SpecTran Communication Fiber Technologies, Inc. terminates the Fiber Supply Agreement with respect to a particular Product (as defined therein) and such termination materially impairs the Company's ability to meet the objectives outlined in the Business Plan, as provided in Section 14 (Product Discontinuance) of the Fiber Supply Agreement; or

          (g) the Company terminates the Product Purchase Agreement with respect to a particular Product (as defined therein) and such termination materially impairs the Company's ability to meet the objectives outlined in the Business Plan, as provided in Section 10 (Product Discontinuance) of the Product Purchase Agreement.

     SECTION 14.2 PROCEDURE ON TERMINATION. Upon the occurrence of an Event of Withdrawal, one or more Managers shall proceed to liquidate and wind up the business of the Company. Upon the winding up of the Company, the business of the Company may be continued in order to maximize the Company's value as a going concern for eventual sale. The Managers, in lieu of selling all or any of the Company assets, may convey undivided interests in all or any of the assets to the Members or distribute the assets in kind to one or more of the Members provided that the distribution in kind has received the unanimous approval of the Members.

      The Company assets and the proceeds of any liquidation sale shall be applied and distributed at the closing of any sale in the following order of priority:

          (a) To the payment of all debts and liabilities of the Company and all expenses of liquidation;

          (b) To the setting up of such reserves as the Managers may deem necessary for any contingent liabilities of the Company. Any reserves shall be deposited with an escrowee, to be applied to the discharge of any contingent liabilities, and, at the expiration of whatever period the Managers may deem advisable, the balance shall be distributed as provided in clause (c) below; and

          (c) The balance, if any, shall be distributed to the Members in accordance with and in proportion to, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments for the fiscal year during which such liquidation occurs.

     SECTION 14.3 RIGHTS OF MEMBERS. Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Company. No Member shall have priority over any other Member as to the return of his Capital Contributions, distributions or, except as provided in Article 7 hereof, allocations.



                                   ARTICLE 15
                             ARBITRATION OF DISPUTES
                             -----------------------

     SECTION 15.1 ARBITRATION.

          (a) Except as otherwise provided in this Agreement, if a Member (the "Notifying Member") believes the other Member or any of its Affiliates that is a party to a Related Agreement has committed a Material Breach, it shall serve notice on the other Member or Affiliate (the "Recipient") describing the Material Breach. Within ten (10) days, the Recipient will inform the Notifying Member whether it acknowledges or denies that the Material Breach occurred. If the Recipient acknowledges that a Material Breach occurred, then, except as otherwise provided in this Agreement or in a Related Agreement, the parties will determine within thirty (30) days what the cure will be and how much time will be necessary, to implement that cure; provided that the parties will, whenever practicable, implement a cure within such thirty (30) day period. If the Recipient denies that a Material Breach occurred, then the Members and any Member's Affiliates that is a party to a Related Agreement at issue will proceed to arbitration.

          (b) In case of arbitration, it will be held in Wilmington, Delaware in accord with the rules of the American Arbitration Association, Wilmington, Delaware ("AAA"). The law applied will be the law of Delaware without reference to conflicts to laws provisions. There will be one arbitrator appointed either by the parties or the AAA. The parties acknowledge and agree that the time period from the giving of the initial notice describing a Material Breach to a decision on the cure for a Material Breach found by the arbitrator will be no more than sixty (60) days. Subject to a different allocation of time as may be agreed by the parties, the parties agree that there will be a twenty-five (25) day period beginning on the day after the day on which the Material Breach is denied during which the arbitrator will be appointed and the parties will conduct discovery. In that period, each party will make available to the other documents, information and personnel for discovery purposes as requested that are relevant to the issue. The arbitrator will hear the evidence and make a determination in the next fifteen (15) days, unless it would work a substantial injustice to a party. The arbitrator has the power to determine if a Material Breach has occurred. If the arbitrator determines that a Material Breach did occur, then the parties will determine within twenty (20) days what the cure will be and how much time will be necessary to implement that cure.

            (c) In the event that any claim or dispute is submitted to arbitration, the non-prevailing party to the arbitration shall pay all expenses of the arbitration and all reasonable expenses incurred by the prevailing party in connection with such arbitration, including but not limited to, reasonable attorneys' fees.

            (d) If a Member acknowledges that it is in Material Breach or if the arbitrator determines that a Material Breach did occur, but the parties cannot agree upon the cure and the period to implement such a cure within twenty (20) days of the acknowledgment of the Material Breach or the decision of the arbitrator, then the parties shall each submit their proposal for a cure to the Material Breach to the arbitrator, who will determine which of the two proposals is most appropriate. The decision of the arbitrator shall be binding upon the parties and shall be final and nonappealable.

     SECTION 15.2 REMEDIES UNDER THE NON-COMPETITION AGREEMENT. The provisions of foregoing Section 15.1 shall not apply to limit any remedies available under the Non-Competition Agreement and the Standstill Agreement (as referenced in the definition of "Related Agreements" set forth herein).


                                   ARTICLE 16
                                 FISCAL MATTERS
                                 --------------

     SECTION 16.1 BOOKS AND RECORDS.
                  -----------------

          (a) The Managers shall maintain full and accurate books of the Company at the Company's principal place of business, showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs, including those sufficient to record the allocations and distributions provided for in Article 7 and Article 8. The books of the Company shall be kept on an accrual basis for financial accounting and tax purposes as determined by the Managers. Each Member and its duly authorized representatives shall at all times during regular business hours have access to and may inspect and copy any of such books and records.

          (b) Without limiting the generality of the foregoing, (i) the Company shall, when reasonably requested by a Member, prepare and furnish to such Member, at the expense of the Company, such financial and other data concerning its affairs as may be reasonably required by such Member for tax, accounting, reporting, oversight, or other legitimate business purposes of such Member, such information to be prepared on such basis and in such format as such Member may reasonably specify in order to meet the requirements of its accounting, tax, oversight, and reporting systems, or the requirements of law to which it is subject, and (ii) the President and Chief Executive Officer of the Company shall cause to be prepared and distributed to each Manager, on a periodic basis as determined by the Managers, reports with respect to the business and operations of the Company, including such operational and financial data (including a comparison to projected results) as will enable the Managers to understand the financial condition and the operations of the Company and for the Managers to exercise their authority to manage the business of the Company.

     SECTION 16.2 TAX RETURNS. The Company shall promptly provide each Member with copies of drafts of its United States partnership income tax return. At least twenty (20) days prior to the due date (including extensions) of the filing of such tax return, the Company shall provide each Member with: (i) the Company's United States partnership income tax return; (ii) statements indicating the allocable share of each Member in the Company's items of Profits, Losses, Depreciation, tax credits and other tax attributes flowing through to the Members for such taxable year; and (iii) any additional information a Member may require for the preparation for its Federal, state and local tax returns. Any Member may review such tax return, as well as the other information specified in the previous sentence, prior to the Company's filing of the tax return. The Company shall consult with the Members and negotiate in good faith to resolve any issues arising as a result of the Members' review of such tax return. Upon the resolution of all issues the Members and the Company shall consent to the filing of such tax return. The Members and the Company shall use all reasonable efforts to resolve any issue in dispute as promptly as possible, but in any event prior to the due date (including extensions) for filing of such tax return.

     SECTION 16.3 FINANCIAL STATEMENTS.

                  (a) As soon as practicable following the end of each fiscal year of the Company (and in any event not later than ninety (90) days after the end of such fiscal year), the Company shall prepare or cause to be prepared, and deliver to each Member and each Manager, a balance sheet of the Company as of the end of such fiscal year and the related statements of income, Members' equity, and cash flow for such fiscal year and for the month then ended, together with appropriate notes to such financial statements, all of which shall be prepared in accordance with United States generally accepted accounting principles, consistently applied, and shall be certified without qualification by the Company's independent public accountants. The Company shall also promptly provide each Member with copies of final drafts of all such financial statements prepared by the by the Company's independent public accountants.

                  (b) As soon as practicable following the end of each calendar month (other than the last month of the fiscal year) and in any event not later than thirty (30) days after the end of the month, the Company shall prepare or cause to be prepared, and deliver to each Member and each Manager a balance sheet of the Company as of the end of such month and the related statements of income, Members' equity, and cash flow for such month and for the fiscal year to date, together with appropriate notes to such financial statements, all of which shall be prepared in accordance with United States generally accepted accounting principles, and shall be certified by the Chief Financial Officer of the Company.

     SECTION 16.4 COMPANY YEAR. The annual accounting period of the Company for financial accounting and tax purposes shall be the calendar year.

     SECTION 16.5 COMPANY BANK ACCOUNTS. The Managers shall receive all moneys of the Company and shall deposit the same in one or more banking accounts. All expenditures by any Manager shall be made by checks drawn against the Company accounts. Withdrawals from Company accounts shall be made upon the signature of such Persons as the Managers shall authorize.

     SECTION 16.6 ACCOUNTING DECISIONS. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Managers.

     SECTION 16.7 FEDERAL INCOME TAX ELECTIONS. No Member may cause the Company to make a Section 754 election without the consent of the other Member.



                                   ARTICLE 17
                               GENERAL PROVISIONS
                               ------------------

     SECTION 17.1 NOTICES. Except as othersvise provided in this Agreement, any and all notices, consents, waivers, requests, votes or other instruments or communications provided for under this Agreement shall be in writing, signed by the party giving the same and shall be deemed properly given only if such notice is:

          (i) hand delivered, in which case such notice shall be deemed received upon such delivery;

          (ii) sent via certified United States mail return receipt requested, postage prepaid, in which case such notice such shall be deemed received on the date of delivery as shown on the postal return receipt; or

          (iii) sent by facsimile transmission requesting a return phone call or facsimile to verify such receipt, in which case such notice shall be deemed received on the first business day after such facsimile is sent, or if earlier, upon receipt of the confirming phone call or facsimile.

For notices sent by mail or by facsimile, the notice must be addressed (a) in the case of the Company, to the Company at the principal place of business of the Company or its primary facsimile number at such place of business, (b) in the case of any Member to such Member at its address or facsimile number set forth in the records of the Company, and (c) in the case of any Manager to such Manager at his or her address or facsimile number set forth in the records of the Company. Any Member or Manager may, by notice to the Company, specify any other address or facsimile number for the receipt of such instruments or communications. The

Company may, by notice to the Members and Managers, specify any other facsimile number for the receipt of such instruments or communications.

     SECTION 17.2 INTEGRATION. This Agreement, including the exhibits incorporated by reference, embodies the entire agreement and understanding among the Members relating to the subject matter hereof.

     SECTION 17.3 APPLICABLE LAW. This Agreement and the rights of the Members shall be governed by and construed and enforced in accordance with the laws of the State of Delaware excluding principles of conflicts of law.

     SECTION 17.4 SEPARABILITY. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

     SECTION 17.5 BINDING EFFECT. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Members and their respective heirs, executors, administrators, successors and permitted assigns.

     SECTION 17.6 AGREEMENT FOR FURTHER EXECUTION. At any time or times upon the request of the Managers, the Members agree to sign and acknowledge any amendment or cancellation as required by law, to sign and acknowledge similar certificates or affidavits or certificates of authorization or the like (and any amendments or cancellations thereof) required by the laws of any other jurisdiction in which the Company does, or proposes to do, business, and cause the filing of any of the same for record wherever such filing shall be required by law.

     SECTION 17.7 CERTIFICATES. The Managers are not required to deliver or mail a copy of the Company's Certificate of Formation, certificate of authority or any other certificate to any of the Members.

     SECTION 17.8 AUTHORITY TO AMEND. Amendments to this Agreement shall be in writing and shall require Super-Majority Approval.

     SECTION 17.9 GENDER. Wherever the context shall so require, all words herein in a particular gender shall be deemed to include other genders where applicable. In addition, singular words shall include the plural and plural words shall include the singular.

     SECTION 17.10 COUNTERPARTS. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all the parties hereto, notwithstanding that all the parties are not signatory to the original counterpart.

     IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.


                                  MEMBERS

                                  General Cable Industries, Inc.,
                                    a Delaware coporation

                                  By: /s/ Robert J. Siverd
                                      ------------------------------------------
                                      Robert J. Siverd, Executive Vice President
                                      ------------------------------------------
                                            Name                Title



                                  Applied Photonic Devices, Inc.,
                                     a Delaware corporation


                                  By: /s/ Glenn E. Moore
                                      -----------------------------------
                                      Glenn E. Moore, CEO
                                      -----------------------------------
                                            Name                Title

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             GENERAL PHOTONICS, LLC

                                    EXHIBIT A
                                    ---------


  MEMBERS                               CONTRIBUTIONS           PERCENTAGE
 INTEREST


CLASS A MEMBER

Applied Photonic Devices, Inc.            $6,278,000           Fifty Percent


CLASS B MEMBER

General Cable Industries, Inc.            $6,278,000           Fifty Percent

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             GENERAL PHOTONICS, LLC

                                    EXHIBIT B
                                    ---------
                                  DEFINED TERMS
                                  -------------


     Capitalized words and phrases used in this Agreement have the following meanings:

     (a) "Acquirer" has the meaning specified in Section 10.6(a) of this Agreement.

     (b) "Act" means the Delaware Limited Liability Act (currently codified in Title 6, Section 18-101 to Section 18-1107 the Delaware Code) as amended from time to time (or any corresponding provisions of succeeding law).

     (c) "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant accounting period, after giving effect to the following adjustments:

               (i) credit to such Capital Account any amount which such Member is obligated to restore under Section 1.704-1(b)(2)(ii)(c)of the Regulations or has expressly agreed to restore, as well as any addition thereto pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Regulations, after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Section 1.704-2(d) of the Regulations) and the minimum gain attributable to any partner nonrecourse debt (as determined under Section 1.7042(i)(3) of the Regulations); and

               (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     (d) "Affiliate" means any Person which controls, is owned by or under common control with, the specified other Person as evidenced by ownership of or the power to vote a majority or more of the voting stock or other evidence of ownership of such other Person or the ability to elect or control the vote of the majority of the board of directors or other governing body of such other Person, or where a super-majority vote is required to confer ownership or the power to vote such voting stock or other evidence of ownership or to elect or control the vote of the majority of the board of directors or other governing body of such other Person, then such super-majority vote as is required in the case of such other Person; provided, however, that the party citing such super-majority requirement will certify to the other party that such super-majority provision (i) existed prior to its obtaining ownership or control of stock or board representatives, and (ii) was not enacted at the behest of such party, and provided further, that the other party will be entitled to make a full investigation to verify such(1), including direct contact with the third party.

     (e) "Agreement" or "Limited Liability Company Agreement" means this agreement, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder," refer to this Agreement as a whole, unless the context otherwise requires.

     (f) "Bankruptcy" shall mean a Person:

               (i) makes an assignment for the benefit of its creditors;

               (ii) files a voluntary petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy or other similar law;

               (iii) is adjudged a bankrupt or insolvent or has entered against such Person an order for relief in a bankruptcy or insolvency proceeding;

               (iv) files a petition or answer seeking for itself any reorganization arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation;


----------
[FN]

(1) The party making a full investigation of the existence of a super-majority provision may (a) interview Persons involved directly or indirectly in the transaction on behalf of the acquirer, including advisors to a party hereto or its Affiliates, and Persons acting on behalf of the acquired party after the acquisition including personnel and advisors of the party whose stock or interest was acquired, and (b) inspect, review (and copy and analyze) documents relating to the transaction; provided that such other party shall have executed and delivered a confidentiality agreement identical in form and substance to confidentiality agreement executed by the party claiming it is bound by such super-majority provision (or if no such confidentiality agreement is in place, then a confidentiality agreement containing standard and customary terms and conditions). The party claiming it is bound by such super-majority provision shall have the obligation to use reasonable efforts to make people available for such interviews and to make documents available for such inspections.

               (v) files an answer or other pleading admitting or failing to contest the material allegation of a petition filed against such Person in any proceeding in the nature described in item (iv) above;

               (vi) seeks, or consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person of all or any substantial part of its properties.

     (g) "Borrowing Rate" has the meaning specified in Section 10.8(c) of this Agreement.

     (h) "Business" shall mean operations of the Company as defined herein and as updated or supplemented from time to time as provided in this definition below. The Business of the Company shall initially consist of the following:

               (i) the development, manufacture, and marketing of optical fiber cables for open architecture networking applications (i) intra-building and (ii) inter-building in a customer campus setting in the Territory;

               (ii) manufacturing and marketing of (a) OEM-specified/proprietary and/or branded optical fiber cables or connectorized optical fiber cable assemblies used to interconnect those OEM components, subsystem or systems, (b) optical fiber cables used to monitor or control manufacturing equipment or processes and (c) certain projects (e.g., New York Transit Authority) in accordance with guidelines established by Super-Majority Approval of the Managers.

      The Business of the Company shall not include anything except as set forth in (i) and (ii) above and excludes, for example, manufacturing and marketing of:
(a) uncabled fiber; (b) tactical military cables; (c) cables for geophysical systems and exploration equipment; (d) cables for trains, subways and trams; (e) cables for aerospace systems and platforms; (f) cables for medical devices, instruments and systems; or (g) active or passive assemblies of any type (except that some agreed amount of the Company's revenues may be derived from the sale of the pre-connectorized cables and installation accessories including, but not limited to splitters, breakout kits and cable pulling devices as are now manufactured by the Class A Member having no added active or other passive devices, if requested by bulk cable manufacturers.

      The scope of the Business is to be interpreted to insure that the Company remains competitive in its sales of Products in order to effectively serve the applications described in parts (i) and (ii) of this definition of the term Business in the Territory. The scope of the Business will be refined and updated in the Business Plan and by Manager resolutions passed with Super-Majority Approval both with regard to products being produced and markets being and to be served.



                                     -.33 -

     (i) "Business Plan" shall mean the annual plan specifying the scope and operation of the Business of the Company, including its mission, financial and profitability goals, marketing and sales strategy, capital and borrowing needs, manufacturing operations, and other relevant matters, including a Distribution Policy. The initial Business Plan may, by agreement of the Members, cover a period shorter than one year, provided that an annual Business Plan for 1997 is thereafter approved as provided herein. The parties hereby agree that the Company shall operate the Business through designated officials within the terms of such initial Business Plan. At least thirty (30) days prior to each calendar year during the term of this Agreement, the Managers shall prepare and agree upon a Business Plan for the one-year period commencing on such anniversary.

     (j) "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

               (i) To each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's distributive share of Profits, any items in the nature of income or gain which are specially allocated to such Member (other than pursuant to Section 7.5 hereof), and the amount of any Company liabilities assumed by such Member or secured by any Company Property distributed to such Member.

               (ii) To each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company Property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated to such Member, and the amount of any liabilities of such Member (other than pursuant to Section 7.5 hereof) assumed by the Company or secured by property contributed by such Member to the Company.

               (iii) In the event any Interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

               (iv) In determining the amount of any liability for purposes of Subparagraphs (i) and (ii) hereof, there shall be taken into account Code
Section 752(c) and any other applicable provisions of the Code and Regulations.

      The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. The Members shall make any appropriate modifications, consistent with the economic arrangements of the parties, in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

     (k) "Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company by such Member.

     (1) "Certificate of Formation" means the certificate filed with the Delaware Secretary of State to form the Company as a Delaware limited liability company, as such shall be amended and restated from time to time.

     (m) "Change of Control" means an event whereby:

               (i) any Person or Group (as such term is defined in Rule 13d-5 of the Securities Exchange Act of 1934, as amended) of related Persons (other than a wholly owned subsidiary) acquires all or substantially all of another Person's assets;

               (ii) any Person or Group acquires by way of merger, consolidation, other business combination or otherwise greater than fifty percent (50%) of the total voting power entitled to vote in the election of directors, managers, or trustees of another Person or such other Person surviving the transaction, as the case may be; or

               (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of a Person (together with any new directors whose election by such Board of Directors of whose nomination for election by the shareholders of such Person was approved by a vote of two-thirds (2/3) of the directors then still in office who were either directors at the beginning of such period or whose election for nomination was previously so approved cease for any reason to constitute a majority of the Board of Directors of such Person then in office.

     (n) "Class A Managers" means the Managers of the Company elected by the Class A Members.

     (o) "Class A Member(s)" means one or more Members of the Company designated as a Class A Member. The original Class A Member shall be Applied Photonic Devices, Inc.

     (p) "Class B Manager(s)" means the Managers of the Company elected by the Class B Member.

     (q) "Class B Member(s)" means one or more Members of the Company designated as a Class B Member. The original Class B member shall be General Cable Industries, Inc.

     (r) "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

     (s) "Company Minimum Gain" means the excess of liabilities to which property of the Company is subject and for which no Member has any economic risk of loss, over the adjusted basis of such property for federal income tax purposes or, if such property is reflected on the Company's books at a value that differs from its adjusted basis as permitted or required under Regulations
Section 1.704-1(b)(2)(iv)(d) or (f), over the adjusted "book value" of the assets computed as required under Regulations Section 1.704-2(d)(3).

     (t) "Company" means General Photonics, LLC and the limited liability company continuing the business of this Company in the event of dissolution as herein provided.

     (u) "Company Property" means all real and personal property acquired by the Company and any improvements thereto, and shall include both tangible and intangible property.

     (v) "Distribution Policy" means the policy of the Company specifying the amount of Company's cash flow that will be either: (i) distributed to the Members of the Company pursuant to Section 8.1 of this Agreement; or (ii) retained for future use in the operation of the business of the Company.

     (w) "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery. deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

     (x) "Event of Withdrawal" has the meaning specified in Section 12.1 of this Agreement.

     (y) "Excess Cash" means the cash balance at the end of the Company's fiscal year as shown the Company's audited financial statements less: (i) the amount of capital expenditures budgeted for the next fiscal as shown in the Business Plan; and (ii) the working capital which is required for the Company's operations in the next fiscal and is not expected to be funded by operations in such year.

     (z) "Force Majeure Event" shall mean any act of God, civil disorder, strike, governmental act or war, general unavailability of raw materials in the market beyond the control of a party, and without limiting the foregoing, any other cause not within the control of a party which prevents, restricts or interferes with the performance of any obligation. In case a Force Majeure Event occurs, the party so affected will give prompt notice (meaning within ten (10) days) to the other party. and will be excused from performance to the extent of such prevention, restriction or interference; provided, that the party so affected shall use its best reasonable efforts to avoid or remove such causes for nonperformance and shall continue performance hereunder with the utmost dispatch whenever such cause is removed.

     (aa) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

               (ii) The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Members, as of the following times: (a) the acquisition of an additional Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an Interest in the Company, and (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

               (iii) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the Company; and

               (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 7340(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m). If the Gross Asset Value of an asset has been determined or adjusted, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     (bb) "Indemnitee" has the meaning specified in Section ll.2(a) of this Agreement.

     (cc) "Interest" means an interest in the Company as described in this Agreement.

     (dd) "Irreconcilable Difference" shall mean:

               (i) the occurrence of any of the following events

                    (a) insolvency of the Class A Member or SpecTran or a relevant Affiliate, or

                    (b) a Material Breach of this Agreement or any other Related Agreement by the Class A Member or SpecTran or a relevant Affiliate;

               (ii) the occurrence of any of the following events

                    (a) insolvency of the Class B Member or General Cable Corporation, or

                    (b) a Material Breach of this Agreement or any other Related Agreement by the Class B Member or a relevant Affiliate; or

               (iii) a failure of the Managers of the Company to agree upon any matter requiring Super-Majority Approval within 120 days at two (2) successive meetings held no more than sixty (60) days apart, provided that such failure is brought forth in good faith by the Member contending that there has been such a failure and the Members have used reasonable efforts to resolve the matter in good faith.

     (ee) "Manager" shall mean one or more managers of the Company, including the Class A Managers, and Class B Managers, and all persons that succeed any Manager in that capacity.

     (ff) "Material Breach" means the failure by any Member or one of its Affiliates to perform, observe or discharge any covenant or agreement on such Member's or such Affiliate's part to be kept or performed under this Agreement or any of the Related Agreements if such failure results in substantial monetary damages or significant irreparable harm in light of the value of the consideration paid or given under such agreement, which failure is not cured in the manner and within the time period determined by the Members in accordance with Section 15.1, except with respect to the Non-Competition Agreement and the Standstill Agreement, which are not governed by Section 15.1. Without limitation of the foregoing, the term "Material Breach" will mean the following with respect to the following agreements: (i) with respect to this Agreement, the voluntary transfer or assignment of any Interest in the Company that does not comply with this Agreement; (ii) with respect to any Related Agreement, a Material Breach (as defined herein) under any Related Agreement, and (iii) with respect to this Agreement or any Related Agreement, a default in an obligation to pay money to another party if such payment default is not cured within five
(5) days of notice of such default.

     (gg) "Member(s)" means any Person who (i) is listed as such in Exhibit A, attached, or has become a Member pursuant to the terms of this Agreement, and
(ii) has not ceased to be a Member pursuant to the terms of this Agreement.

     (hh) "Member Nonrecourse Debt" has the meaning provided in Regu1ations
Section 1.704-2(b)(4) (substituting the word Member for partner therein).

     (ii) "Member Nonrecourse Debt Minimum Gain" means an amount determined in accordance with Regulations Section 1.704-2(i)(3) (substituting the word Member for partner therein) with respect to each Member Nonrecourse Debt that would be Company Minimum Gain if such Member Nonrecourse Debt were a Nonrecourse Liability.

     (jj) "Member Nonrecourse Loan" means a loan to, or credit arrangement for the benefit of, the Company by a Member or by a person related to a Member (as defined in Regulations Section 1.752-4(b) (substituting the word Member for partner therein)), which by its terms exculpates the Members from personal liability on the debt, but under which such Member or related person bears the ultimate economic risk of loss within the meaning of Regulations Section 1.752-2 (substituting the word Member for partner therein).

     (kk) "Nonrecourse Deduction" has the meaning provided in Regulations
Section 1.704-2(b)(1).

     (11) "Nonrecourse Liability" has the meaning provided in Regulations
Section 1.704-2(b)(3).

     (mm) "Notifying Member" has the meaning specified in Section 15.l(a) of this Agreement.

     (nn) "Option Period" has the meaning specified in Section 10.5(a) of this Agreement.

     (oo) "Operating Policy(ies)" shall mean one or more prudent general management, management reporting, financial reporting, record retention and human resource policy and/or system for the operation of the Company not requiring Super-Majority Approval or action by the Members.

     (pp) "Option Price" has the meaning specified in Section 10.5(c) of this Agreement.

     (qq) "Participant" means a Person who has been assigned an Interest in the Company as permitted by this Agreement and who has not been admitted to the Company as an additional Member. For purposes of allocations and distributions only (and not for purposes of management and voting) a Participant shall be treated as a Member.

     (rr) "Percentage Interest" means any Member's percentage ownership Interest in the Company, as specified on Exhibit A to this Agreement.

     (ss) "Person" means any individual, partnership, corporation, trust, limited liability company or other entity.

     (tt) "Products" shall mean optical fiber cables manufactured and sold by the Company from time to time.

     (uu) "Profits" and "Losses" means, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

                (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;

               (iii) In the event the Gross Asset Value of any Company asset is adjusted, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

               (iv) Gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

               (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period; and

               (vi) Notwithstanding any other provision herein, any items which are specially allocated shall not be taken into account in computing Profits or Losses.

     (vv) "Recipient" has the meaning specified in Section 15.1(a) of this Agreement.

     (ww) "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     (xx) "Related Agreements" means the following agreements, each of even date herewith: (i) the Non-Competition Agreement among General Cable Industries, Inc., General Cable Corporation, Applied Photonic Devices, Inc., SpecTran Corporation and the

Company; (ii) the Product Purchase Agreement among General Cable Industries, Inc., General Cable Corporation, the Company, Applied Photonic Devices, Inc. and SpecTran Corporation: (iii) the Fiber Supply Agreement among SpecTran Communication Fiber Technologies, Inc., SpecTran Corporation, the Company, General Cable Corporation and General Cable Industries, Inc.; (iv) the Sales and Marketing Support Agreement among General Cable Industries, Inc., SpecTran Corporation, Applied Photonic Devices, Inc., and the Company; (v) the Trademark License between SpecTran Corporation and the Company; (vi) the Trademark License between General Cable IP Corporation and the Company; (vii) the Assignment and Assumption Agreement between Applied Photonic Devices, Inc. and the Company;
(viii) the Administrative Services and Technical Assistance Agreement among General Cable Industries, Inc., SpecTran Corporation, SpecTran Communication Fiber Technologies, Inc., and the Company; (ix) the Standstill Agreement among General Cable Corporation, General Cable Industries, Inc., and SpecTran Corporation; (x) the Investor's Representations, Contribution Agreement, and Subscription Agreement among Applied Photonic Devices, Inc., SpecTran Corporation, and the Company; (xi) the Investor's Representations and Subscription Agreement between General Cable Industries, Inc. and the Company;
(xii) the Investor's Contribution Agreement among General Cable Industries, Inc., General Cable Corporation, and the Company; and (xiii) the Asset Purchase Agreement among Applied Photonic Devices, Inc., SpecTran Corporation, General Cable Industries, Inc., and General Cable Corporation.

     (yy) "SpecTran" shall mean SpecTran Corporation, a Delaware corporation, which is the parent corporation of Applied Photonic Devices, Inc.

     (zz) "Super-Majority Approval" means the approval by the affirmative vote of at least the following number of Managers who are not officers of the
Company: (i) four Managers; (ii) two Class A Managers; and (iii) two Class B Managers.

     (aaa) "Territory" shall mean the North American Free Trade Area as presently constituted, including the United States (including the District of Columbia, Puerto Rico and its other territories), Canada and Mexico.

                     LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                            GENERAL PHOTONICS, LLC

                                  EXHIBIT C
                                  ---------

                            MANAGERS AND OFFICERS

MANAGERS

      CLASS A MANAGERS:

                     Crawford L. Cutts
                     Raymond E. Jaeger
                     Glenn E. Moore
                     Richard M. Donofrio

      CLASS B MANAGERS:

                     John M. LaVitola
                     Kenneth McAllister
                     Stephen Rabinowitz

OFFICERS:

      Crawford L. Cutts, President and Chief Executive Officer
      John M. LaVitola, Vice President and Chief Financial Officer

                     LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             GENERAL PHOTONICS, LLC

                                    EXHIBIT D
                                    ---------

                            CERTIFICATE OF FORMATION

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------

     I, EDWARD J. FREEL SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
LIMITED LIABILITY COMPANY OF "LINDSAY, LLC", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF AUGUST, A.D. 1996, AT 9 O'CLOCK A.M.







                             [SEAL]    By: /s/ Edward J. Freel
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State



                                            AUTHENTICATION:

                                                      DATA:

                            CERTIFICATE OF FORMATION

                                       OF

                                  LINDSAY, LLC
                                  ------------

     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

     FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is LINDSAY, LLC.

     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.


Executed on August 24, 1996



                                   By: /s/ Brian M. Hand
                                       --------------------------------------
                                       Brian M. Hand, Authorized Person